UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2006

iSTAR FINANCIAL INC.

(Exact name of registrant as specified in its charter)

Maryland	1-15371	95-6881527
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1114 Avenue of the Americas, 27th Floor New York, New York		10036
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:

(212) 930-9400

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

Discontinued Operations

During the six months ended June 30, 2006, iStar Financial Inc. (“the Company”) identified three facilities that were sold and six facilities that were held for sale (collectively, the “sold and held for sale assets”) that met the requirements of Financial Accounting Standards Board (“FASB”) Statement No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. FASB Statement No. 144 requires the Company to present the account balances and activities of the sold and held for sale assets as discontinued operations. While account balances and activities are being reclassified, gains or losses arising from the actual discontinuance of the sold and held for sale assets will be recorded in 2006. The Company is updating its previously issued annual financial statements and certain other financial information originally reported within its Annual Report on Form 10-K for the year ended December 31, 2005 (“Annual Report”) to present previously provided financial information on a basis that is comparable to the basis on which the Company prepared and reported similar information in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2006, which treats the sold and held for sale assets as discontinued operations. This Current Report on Form 8-K updates Items 6, 7, and 8 of the Company’s Annual Report and Exhibit 12.3 to the Company’s Annual Report to recast the account balances and activities of the aforementioned sold and held for sale assets as discontinued operations. The updates do not represent a restatement of previously issued financial statements.

Items 6, 7, and 8 of our Annual Report and Exhibit 12.3 to our Annual Report are set forth on Exhibits 99.1, 99.2, 99.3 and 99.4 hereto, respectively, and are incorporated by reference herein. We have not modified or updated any other disclosures presented in our 2005 Annual Report on Form 10-K. All other information in the Form 10-K remains unchanged.

These reclassifications as discontinued operations have no effect on the Company’s reported net income available to common shareholders and HPU holders as reported in prior SEC filings. Instead, they present the revenues and expenses relating to properties sold and held for sale as a single line item titled “Income from discontinued operations,” rather than presenting the revenues and expenses along with the Company’s other results of operations.

Included with these revised financial statements is an updated management’s discussion and analysis of financial condition and the results of operations of the Company for the periods presented, which the Company believes may be helpful to the investor in reviewing these restated financial statements.

For the Company’s most recent information concerning its financial condition and results of operations (through the second quarter of 2006), please see the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006, which is on file with the SEC.

High Performance Unit Valuation

As a separate matter, for the three months ended September 30, 2006, the Company expects to record a non-cash charge of approximately $4.5 million to general and administrative expense in connection with the Company’s High Performance Unit equity compensation program for senior management.  The non-cash compensation charge is the result of adjustments to the applicable fair values of HPU securities issued in the seven plans offered since the commencement of the program in 2002. This adjustment relates to the Liquidity, Non-voting and Forfeiture discount assumptions used in valuing the HPU securities.

The cumulative adjustments for each fiscal year since the commencement of the HPU program in 2002 were: Fiscal Year 2002: $2.4 million Fiscal Year 2003: $1.2 million, Fiscal Year 2004: $0.5 million, Fiscal Year 2005: $0.2 million. The cumulative adjustments for the first and second quarter of fiscal year 2006 are $0.1 million.

The cumulative charge of $4.5 million will be recorded in the statement of operations for the three months ended September 30, 2006, rather than restating prior periods, because the Company has concluded that the expense is not material to any of its previously issued financial statements for any period. Further, the Company has concluded that the cumulative charge is not material to the quarter ended September 30, 2006, nor is it expected to be material to the current fiscal year.

Item 9.01. Financial Statements and Exhibits

(c)           Exhibits.

Exhibit Number	Description

23.1	Consent of PricewaterhouseCoopers LLP.
99.1	Selected Financial Data.
99.2	Management’s Discussion and Analysis of Financial Condition and Results of Operations.
99.3	Financial Statements
99.4	Computation of Ratio of Earnings to fixed charges and Earnings to fixed charges and preferred stock dividends.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

iSTAR FINANCIAL INC.
Registrant

Date: September 13, 2006	By:	/s/ CATHERINE RICE
Catherine Rice Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

23.1	Consent of PricewaterhouseCoopers LLP.
99.1	Selected Financial Data.
99.2	Management’s Discussion and Analysis of Financial Condition and Results of Operations.
99.3	Financial Statements
99.4	Computation of Ratio of Earnings to fixed charges and Earnings to fixed charges and preferred stock dividends.